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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-72700, 33-62522, 33-8697, 33-13953,
33-40744, 33-46963, and 333-28417) of our report dated November 14, 2001 relating to the financial statements of Advanced Magnetics, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 14, 2001